As filed with the Securities and Exchange Commission on March 21, 2008

Registration No. 333-44090
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HANMI FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	95-4788120

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
3660 Wilshire Boulevard, Penthouse Suite A
Los Angeles, California 90010
(213) 382-2200

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
Hanmi Financial Corporation Year 2000 Stock Option Plan

(Full Title of Plan)
Chung Hoon Youk
Hanmi Financial Corporation
3660 Wilshire Boulevard, Penthouse Suite A
Los Angeles, California 90010
(213) 382-2200

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)
Copies to:
Craig D. Miller, Esq.
Manatt, Phelps & Phillips, LLP
1001 Page Mill Road, Building 2
Palo Alto, California 94304-1008
Telephone: (650) 812-1300

SIGNATURES

     Hanmi Financial Corporation (the “Company”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to deregister certain securities previously registered by the Company pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 18, 2000 (File No. 333-44090) (the “Prior Registration Statement”). A total of 5,430,742 shares of the Company’s Common Stock, as adjusted for stock splits and stock dividends, were registered in connection with the Company’s Year 2000 Stock Option Plan (the “Prior Plan”). The Company is filing this post-effective amendment to the Prior Registration Statement in order to carry forward a total of 3,000,000 shares registered under the Prior Plan to the Company’s 2007 Equity Compensation Plan (the “2007 Plan”).
     On May 23, 2007, the stockholders of the Company approved the 2007 Plan, which provides that upon stockholder approval of the 2007 Plan, no further shares may be issued under the Prior Plan (other than pursuant to previously outstanding grants). Of the 5,430,742 shares registered in connection with the Prior Plan, 3,000,000 remain available for grant. Pursuant to Instruction E to the General Instructions to Form S-8 and Interpretation 89 under Section G of the Manual of Publicly Available Telephone Interpretations of the Securities and Exchange Commission’s Division of Corporation Finance (December 1997) 3,000,000 shares of the Company’s Common Stock registered under the Prior Registration Statement are hereby deregistered and carried forward to, and deemed covered by, the registration statement on Form S-8 filed on or about the date hereof in connection with the 2007 Plan (the “2007 Form S-8”).

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on March 21, 2008.

HANMI FINANCIAL CORPORATION
By:	/s/ Chung Hoon Youk
Chung Hoon Youk
Interim President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chung Hoon Youk and Brian E. Cho, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

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     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chung Hoon Youk Chung Hoon Youk	Interim President and Chief Executive Officer (Principal Executive Officer)	March 21, 2008

/s/ Brian E. Cho Brian E. Cho	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 21, 2008

/s/ I Joon Ahn I Joon Ahn	Director	March 21, 2008

/s/ Ki Tae Hong Ki Tae Hong	Director	March 21, 2008

/s/ Richard B. C. Lee Richard B. C. Lee	Director	March 21, 2008

/s/ Joon Hyung Lee Joon Hyung Lee	Director	March 21, 2008

/s/ Chung Kyu Park Chung Kyu Park	Director	March 21, 2008

/s/ Mark K. Mason Mark K. Mason	Director	March 21, 2008

/s/ Joseph K. Rho Joseph K. Rho	Director	March 21, 2008

/s/ Won R. Yoon Won R. Yoon	Director	March 21, 2008

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